DISTRIBUTION AGREEMENT
                             ----------------------

         This Distribution Agreement ("Agreement") is made this 8th day of September 1999, by and between PHON-NET.COM, Inc., a Florida corporation ("PHON-NET"), and Wazzu Corporation. ("Distributor").

                                    RECITALS
                                    --------

         WHEREAS, PHON-NET is the owner of a software program called DIRECT CONNECT ("Software").

         WHEREAS, the Software permits calls to be made, using a modem and single touch tone phone line, from the Internet, by causing a temporary interruption of the Internet connection, and placing a call to a designated number, determined by a limited license account, allowing the computer user to engage in conversation while viewing their (business) web page, using a phone and regular phone call, with a sales or marketing agent or any designate of the web site owner or agent, and to re-establish connection by clicking an icon on a web page or by whatever means currently exist within the Software, now or later, and to allow computer user to utilize an e-coupon/information feature, a voice mail feature, and any other feature that may be available now or later.

         WHEREAS, the management of Distributor has sales and marketing expertise.

         WHEREAS, PHON-NET desires to engage Distributor as the non-exclusive value added reseller/distributor of the Software throughout only the U.S.A.. All other countries need prior written approval from PHON-NET to Distributor.

         NOW, THEREFORE, the parties have agreed as follows:

1. Appointment. PHON-NET grants Distributor the non-exclusive right to distribute, market and license the Software throughout the U.S.A. only, in accordance with the terms and conditions of this Agreement.

2.   Obligations of PHON-NET.COM

     a) Promotional Material. PHON-NET will provide Distributor with draft marketing materials for use in marketing, installing and using the Software, without charge to Distributor.

     b) Bug Fixes. PHON-NET will provide and handle all bug fixes for the Software, without charge to Distributor or any of its customers.

     c) Enhancements. PHON-NET, at its sole discretion, may provide Distributor with enhancements for the Software, without cost to Distributor or any of its customers.

     d) Training. PHON-NET will provide Distributor with technical training without charge as requested from time to time by Distributor. All technical support provided by PHON-NET to all customers.

     e) Reserved Rights. PHON-NET reserves the right to substantially modify the Software for the purpose of eliminating any code, which infringes any third party's proprietary rights. In such event that a modification is made by PHON-NET, PHON-NET agrees to provide such number of free


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         limited license units of Software that Distributor can provide copies to all customers who currently hold a limited license unit of Software that has not expired prior to the date the Software is modified.

     f) Technical Requirements. PHON-NET shall ensure the technical requirements for installing and running the Software and all technical support for each customer are performed and provided by PHON-NET.

     g) Software Support. PHON-NET will provide full and complete Software Support to all customers of the Software by providing a toll free telephone number that will be staffed for a minimum of eight (8) hours per day, seven days per week.

3. Obligations of Distributor. Distributor will bear all expenses for its operation and staff. Distributor will use best efforts to advertise and promote the Software, including but not limited to the method of promotion as set out in EXHIBIT "C", at Distributor's expense, and to license the Software. Distributor may prepare marketing materials, which PHON-NET and Distributor jointly shall review and approve prior to use. Any and all marketing materials created and prepared by or for Distributor shall be exclusively owned by PHON-NET, and any of its other value added resellers or any third party shall have rights to those materials developed and owned by PHON-NET, including, but not limited to, intellectual property rights such as copyrights.

4. Demonstration Copies. PHON-NET will provide 5 samples licenses for demonstration purposes for the term of this agreement.

5. Price and Payment. PHON-NET will sell to Distributor and Distributor will purchase from PHON-NET, Software on the following terms and conditions:

     a)  Orders and payment for the Software shall be as follows:

         i) Distributor shall acquire limited use license for the Software as set forth in EXHIBIT "A" attached hereto.

        ii) The parties to this Agreement contemplate that the customer of Distributor shall be charged an installation charge, monthly charge and transaction charge as set forth in EXHIBIT "B". Distributor shall pay PHON-NET the amounts set forth in EXHIBIT "B" for each limited license unit of Software electronically activated by PHON-NET, there being no charge for any monthly charge or transaction fee, if any, that Distributor may charge its customers. Distributor shall make payment for the Software by check within ten (10) days of the end of the month for the installation charges on new sales of Software licenses activated by PHON-NET made in the prior calendar month. For example, Distributor shall make payment on October 10, 1999 for charges invoiced by each party in the month of September 1999. PHON-NET may change the charges set forth on EXHIBIT "B" upon thirty (30) days prior written notice. Distributor must disclose all final sale figures and revenues to PHON-NET.

     b) PHON-NET may add or delete Products from EXHIBIT "A" from time to time; provided, however, Distributor shall be given fifteen (15) days notice of any Software added or deleted, or changes in the license thereto.

     c) PHON-NET shall electronically activate the Software in the form of blank license accounts, as required by Distributor's sales, and that


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

         means to distribute, electronically by e-mail and manually by phone or fax or mail or any other applicable means, all purchased accounts will be provided to Distributor by PHON-NET. Orders may be placed by the Distributor for any quantities at any time, provided such orders are set forth in writing. PHON-NET shall confirm the orders with Distributor prior to electronically activating the customer's license. Distributor shall have the right to cancel all or any portion of any order prior to electronic activation of the customer Software license(s). PHON-NET shall use its best efforts to electronically activate each customer's license account as soon as practicable, but in all cases within 72 hours of date of order provided PHON-NET has the appropriate client information. In the event that PHON-NET does not have the ability to electronically activate the Software license within 72 hours, it shall immediately inform Distributor in writing, and Distributor shall pay the license fee to PHON-NET when such Software is electronically activated.

6. Product Promotion; Costs of Promotion. Distributor agrees to take all steps reasonably necessary to continue to protect the corporate image of the Software and of the name of PHON-NET. Distributor agrees to provide PHON-NET with all promotional and advertising materials that Distributor may produce for the advertisement, promotion or sale of the Software prior to the use thereof. PHON-NET has the right, in its sole discretion, to approve or disapprove of the use of the promotional and advertising materials. Distributor agrees to use no other promotional and advertising materials relating to the Software unless it has first obtained the consent to use such promotional and advertising materials from PHON-NET. Distributor agrees to bear all costs and expenses related to the promotional and advertising materials.

7. Limitation of Liability. In no event shall either party be liable for any indirect, special or consequential damages (including but not limited to loss of anticipated profits) in connection with or arising out of this Agreement or the furnishing, functioning, use, distribution or marketing of the Software or any related item or service provided by PHON-NET or Distributor.

8. Term and Termination. This Agreement shall not be terminated or subject to cancellation by either party for before September 8th, 2000, except as provided for herein below.

     a) Either party has materially defaulted on or breached any section of this Agreement which has not been cured within ten (10) business days of notice of the material default or breach alleged by the notifying party;

     b) Either party becomes insolvent, bankrupt or the subject of a receivership;

     c) Either party makes a general assignment for the benefit of creditors;

     d)  Mutual consent of the parties;

9. Relationship of Parties. Neither PHON-NET nor Distributor is authorized to oblige the other party or act in the name of the other party other than as stated in this Agreement. The Agreement does not create a joint venture, partnership or association.

10.  Proprietary Rights.

     a) Ownership by PHON-NET. The parties agree that PHON-NET owns all proprietary rights, including copyrights, patents and trade secrets, in and to the Software and that this Agreement does not transfer ownership of any of these rights.

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

     b) Limitation on Use of Software. Distributor will use all computer programs, documentation and information consisting of or containing proprietary information related to the Software solely for the purpose of performing under this Agreement if provided by PHON-NET. Distributor will not modify or cause others to modify the Software, without the prior written consent of PHON-NET.

11. Indemnification. PHON-NET shall indemnify and hold harmless Distributor against any and all liability, suits, claims, losses, damages and judgements, and shall pay all costs (including reasonable attorney's fees) and damages to the extent that such liability, costs or damages arise from a claim that the Software infringes any third party's United States patent or copyright. PHON-NET, at its option, may defend or settle any such action, or any part thereof brought against Distributor arising from a claim that such infringement as described herein has occurred. PHON-NET's obligations under this Section are conditioned upon its being given (i) prompt notice of each such claim received in writing by Distributor and
     (ii) the right to control and direct the investigation, defense and settlement of each such claim. The provisions of this Section shall survive any termination of this Agreement.

12. No Warranty to Distributor. PHON-NET PROVIDES DISTRIBUTOR NO WARRANTIES, CONDITIONS, GUARANTEES OR REPRESENTATIONS AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTIES, CONDITIONS, GUARANTEES OR REPRESENTATIONS, EXPRESS OR IMPLIED, ORAL OR IN WRITING, REGARDING THE SOFTWARE, ITS PERFORMANCE OR OTHERWISE RELATED TO THIS AGREEMENT.

13. Attorney's Fees. The parties will bear their own legal fees and costs in connection with the disputed, negotiations and document preparation leading up to and covered by this Agreement. If any party institutes any action or proceeding in connection with this Agreement, the prevailing party shall be entitled, in addition to such other relief as may be granted, to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, reasonable attorney's fees (including pre-judgement and post-judgement) and costs.

14. Entire Agreement. Except as provided herein, this Agreement is the entire agreement between the parties, and all prior negotiations, representations or agreements between the parties are merged into this Agreement.

15. Severability. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions.

16. Headings. The paragraph or section headings in this Agreement are used for convenience only. They form no part of this Agreement and are in no way intended to alter or affect the meaning of this Agreement.

17. Applicable Law; Venue. This Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of Florida and the United States of America. All actions or proceedings connected with this Agreement shall be brought only in the Federal court of the United States of America. The parties, including any assignee of this Agreement, hereby consent to the jurisdiction and venue of such courts.

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

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

19. Binding effect. This Agreement shall bind and inure to the benefit of the heirs, personal representatives, successors and permitted assigns of the parties.

20.  Notices.

     a) Communication. All notices, requests, demands, or other communications under the Agreement shall be in writing. Notice shall be sufficiently given for all purposes as follows:

         i) Personal delivery. When personally delivered to the recipient. Notice is effective on delivery.

         ii) First-class mail. When mailed first class to the last address of the recipient known to the party giving notice. Notice is effective three (3) mail delivery days after deposit in a United States Postal Service office or mailbox.

         iii) Certified mail. When mailed certified mail, return receipt requested. Notice is effective on receipt, if delivery is confirmed by a return receipt.

         iv) Overnight delivery. When delivered by overnight delivery Federal Express/Airborne/United Parcel Service/DHL WorldWide Express, charges prepaid or charged to the sender's account. Notice is effective on delivery, if delivery is confirmed by the delivery service.

         v) Telex or facsimile transmission. When sent by telex or fax to the last telex or fax number of the recipient known to the party giving notice. Notice is effective on receipt, provided that (a) a duplicate copy of the notice is promptly given by first-class or certified mail or by overnight delivery, or (b) the receiving party delivers a written confirmation of receipt. Any notice given by telex or fax shall be deemed received on the next business day if it is received after 5:00 p.m. (recipient's time) or on a nonbusiness day. Addresses for purposes of giving notice are as follows:

                  Distributor:      Mr. Jayme Amirie, CEO
                                    Wazzu Corporation
                                    10175 Slater Avenue, Suite 200
                                    Fountain Valley, CA 92708

                  PHON-NET:         Mr. Brian Collins, President
                                    PHON-NET.COM
                                    600-750 West Pender Street
                                    Vancouver, British Columbia
                                    Canada V6C 2T7
                                    Facsimile (604) 437-3070

     b) Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified


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

         shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by the postal authorities, messenger, or overnight delivery service.

     c) Any party may change its address or telex or fax number by giving the other party notice of the change in any manner permitted by this Agreement.

21. Amendment. This Agreement and the exhibits set forth the entire understanding of the parties with respect to the subject matter of this Agreement and supersede all prior agreements, understandings and negotiations with respect to the subject matter hereof. Any amendment to this Agreement must be in writing and signed by both parties.

22. Waiver. Failure by either party to enforce at any time or for any period of time the provisions of this Agreement shall not be construed as a waiver of such provisions, and shall in no way affect such party's right to later enforce such provisions.

23. Exhibits. Each of the Exhibits described in this Agreement shall be deemed to be incorporated herein by this reference as if fully set forth herein.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate to be effective as of the date and year first above written.


                                  "PHON-NET"
                                  PHON-NET.COM, Inc.,



                                  By: /S/ BRIAN COLLINS
                                  ----------------------------------
                                  Brian Collins, President and CEO


                                  Wazzu Corporatioin
                                  10175 Slater Avenue, Suite 200
                                  Fountain Valley, CA 92708



                                  By: /S/ JAYME AMIRIE   9/23/99
                                  ------------------------------
                                  Jayme Amirie, CEO

                                    EXHIBIT A
                                    ---------
                                Software License

             PHON-NET.COM DIRECT CONNECT SOFTWARE LICENSE AGREEMENT

BY INSTALLING OR USING DIRECT CONNECT SOFTWARE (THE "PRODUCT"), THE INDIVIDUAL OR ENTITY LICENSING THE PRODUCT ("LICENSEE") IS CONSENTING TO BE BOUND BY AND IS BECOMING A PARTY TO THIS AGREEMENT. IF LICENSEE DOES NOT AGREE TO ALL OF THE TERMS OF THIS AGREEMENT, THE LICENSEE MUST NOT INSTALL OR USE THE SOFTWARE.

1. LICENSE AGREEMENT. As used in this Agreement "Licensor" shall mean PHON-NET.COM except under the following circumstance: if Licensee acquired the Product through an authorized Distributor or as a bundled component of a third party product or service, then such third party and/or Distributor shall be Licensor.

2. RESTRICTIONS. Except as otherwise expressly permitted in this Agreement, or in another PHON-NET.COM agreement to which Licensee is a party, Licensee may not: (i) modify or create any derivative works of the Product or documentation, including translation or localization; (ii) decompose, disassemble, reverse engineer, or otherwise attempt to derive the source code for the Product; (iii) redistribute, encumber, sell, rent, lease, sublicense, or otherwise transfer rights to the Product; (iv) remove or alter any trademark, logo, copyright or other proprietary notices, legends, symbols or labels in the Product; or (v) publish any results of benchmark tests run on the Product to a third party without PHON-NET.COM's prior written consent.

3. FEES. Purchase of the Product is for 12 months. Licensee will be notified of expiry after 11 months with option to renew at whatever current market price is.

4. TERMINATION. Without prejudice to any other rights, Licensor may terminate this Agreement if Licensee breaches any of its terms and conditions. Upon termination, Licensor may delete license account.

5. PROPRIETARY RIGHTS. Title, ownership rights, and intellectual property rights in the Product shall remain in PHON-NET.COM and/or its suppliers. Licensee acknowledges such ownership and intellectual property rights and will not take any action to jeopardize, limit or interfere in any manner with PHON-NET.COM's or its suppliers' ownership of or rights with respect to the Product. The Product is protected by copyright and other intellectual property laws and by international treaties. Title and related rights in the content accessed through the Product is the property of the applicable content owner and is protected by applicable law. The license granted under this Agreement gives Licensee no rights to such content.

6. DISCLAIMER OF WARRANTY. THE PRODUCT IS PROVIDED WITH A 365 DAY LICENSE, AND WITH WARRANTIES THAT IT IS FREE OF DEFECTS, AS OUTLINED IN THE OWNER/TECHNICAL MANUAL. MERCHANTABLE, FIT FOR A PARTICULAR PURPOSE OR NON-INFRINGING. SHOULD THE PRODUCT PROVE DEFECTIVE IN ANY RESPECT, LICENSOR SHALL ASSUME THE RESPONSIBILITY

OF CORRECTING ANY SUCH DEFECT. NO USE OF THE PRODUCT IS AUTHORIZED HEREUNDER EXCEPT UNDER THIS DISCLAIMER.

7. LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL LICENSOR OR ITS SUPPLIERS OR RESELLERS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF OR INABILITY TO USE THE PRODUCT, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES, EVEN IF ADVISED OF THE POSSIBILITY THEREOF, AND REGARDLESS OF THE LEGAL OR

EQUITABLE THEORY (CONTRACT, TORT OR OTHERWISE) UPON WHICH THE CLAIM IS BASED. IN ANY CASE, LICENSOR'S ENTIRE LIABILITY UNDER ANY PROVISION OF THIS AGREEMENT SHALL NOT EXCEED IN THE AGGREGATE THE SUM OF THE FEES LICENSEE PAID FOR THIS LICENSE (IF ANY).

8. MISCELLANEOUS. (a) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof. (b) This Agreement may be amended only by a writing signed by both parties. (c) Except to the extent applicable law, if any, provides otherwise, this Agreement shall be governed by the laws of the U.S.A. and CANADA, excluding its conflict of law provisions.

                                    EXHIBIT B
                                    ---------


Limited (one year) software license unit - $99.00 U.S. Dollars /each

Installation Charge - $0.00 U.S. Dollars

Monthly Charge - $0.00 U.S. Dollars

Per Transaction Charge $0.00 U.S. Dollars

                                    EXHIBIT C
                                    ---------


     Distributor being a source of web page development and e-commerce solutions for small and medium businesses in the U.S.A., Distributor agrees to add the DIRECT CONNECT icon software limited license to all business customer web pages (main index page) in Distributor's database for a period of six months and to market for sale to said businesses for continued limited license service of the Software.

     PHON-NET.COM agrees to supply required number of limited licenses, numbering approximately 20,000 (not to exceed 25,000), for a period of six months, to Distributor's customers, to aid in promotion and sale of the Software.

     PHON-NET.COM and Distributor agrees to share and use the list of businesses that receive the six month limited license Software for use in promotion of the Software.

     Thisagreement is based on providing limited license service to all members of Distributor's database for an initial six months. Distributor agrees to invoice all businesses that receive the limited license service, within 30 days of the limited license service installation.

     Promotion is not a six-month free limited license, but constitutes an opportunity for businesses to receive 18 months of service for the cost of twelve months of service. However businesses will not be obligated to purchase a Software limited license for the installation and use of the Software limited license in the first six months.

     Any limited license issued to businesses and not purchase after the elapse of six months, under the terms of this contract will be terminated. The license issues under the terms of "EXHIBIT C" may be terminated at any time it is determine that Distributor is unable to invoice businesses or properly promote the sale of the software.